Exhibit 99.1

Mercury General Corporation Announces Third Quarter Results and Increases Quarterly Dividend

LOS ANGELES, Nov. 3, 2020 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2020:

Consolidated Highlights

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2020	2019	$	%	2020	2019	$	%
(000's except per-share amounts and ratios)
Net premiums earned (2)	$899,304	$915,012	$(15,708)	(1.7)	$2,633,775	$2,674,034	$(40,259)	(1.5)
Net premiums written (1) (2)	$942,888	$983,056	$(40,168)	(4.1)	$2,716,016	$2,835,583	$(119,567)	(4.2)

Net realized investment gains (losses), net of tax (3)	$50,904	$26,326	$24,578	93.4	$(22,482)	$156,204	$(178,686)	(114.4)
Net income	$118,857	$69,282	$49,575	71.6	$207,864	$288,399	$(80,535)	(27.9)
Net income per diluted share	$2.15	$1.25	$0.90	72.0	$3.75	$5.21	$(1.46)	(28.0)

Operating income (1)	$67,953	$42,956	$24,997	58.2	$230,346	$132,195	$98,151	74.2
Operating income per diluted share (1)	$1.23	$0.78	$0.45	57.7	$4.16	$2.39	$1.77	74.1
Catastrophe losses net of reinsurance (4)	$29,000	$3,000	$26,000	866.7	$43,000	$17,000	$26,000	152.9
Combined ratio (5)	94.3%	98.6%	—	(4.3) pts	93.0%	98.1%	—	(5.1) pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company's net premiums earned and written were reduced by approximately $21 million and $128 million for the three and nine months ended September 30, 2020, respectively, due to premium refunds and credits to its eligible policyholders for reduced driving and business activities following the outbreak of the COVID-19 pandemic.

(3)

Net realized investment gains (losses) before tax were $64 million and $33 million for the three months ended September 30, 2020 and 2019, respectively, and $(28) million and $198 million for the nine months ended September 30, 2020 and 2019, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP. The fair value of the Company's investments substantially declined in the first quarter of 2020, primarily due to the overall market disruptions and dislocations following the outbreak of the COVID-19 pandemic, and has significantly recovered in the second and third quarters of 2020.

(4)

Catastrophe losses due to the events that occurred during the nine months ended September 30, 2020 totaled approximately $48 million, with no reinsurance benefits used for these losses, resulting primarily from wildfires and windstorms in California and extreme weather events outside of California. These losses were partially offset by favorable development of approximately $5 million on prior years' catastrophe losses. Catastrophe losses due to the events that occurred during the nine months ended September 30, 2019 totaled approximately $20 million, with no reinsurance benefits used for these losses, resulting primarily from winter storms in California, a hurricane in Texas, and tornadoes and wind and hail storms in the Midwest. These losses were partially offset by favorable development of approximately $3 million on prior years' catastrophe losses.

(5)

The Company experienced favorable development of approximately $2 million and $1 million on prior accident years' loss and loss adjustment expense reserves for the three months ended September 30, 2020 and 2019, respectively, and unfavorable development of approximately $26 million and $10 million on prior accident years' loss and loss adjustment expense reserves for the nine months ended September 30, 2020 and 2019, respectively. The year-to-date unfavorable development in 2020 was primarily attributable to higher than estimated losses and loss adjustment expenses in the homeowners and commercial automobile lines of insurance business, partially offset by favorable development in the California private passenger automobile line of insurance business. The year-to-date unfavorable development in 2019 was primarily attributable to higher than estimated defense and cost containment expenses in the California automobile line of insurance business, partially offset by favorable development in certain of the Company's other lines of insurance business.

Investment Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(000's except average annual yield)
Average invested assets at cost (1)	$4,328,804	$4,048,498	$4,256,759	$3,976,582
Net investment income (2)
Before income taxes	$32,140	$36,356	$100,801	$105,562
After income taxes	$28,789	$32,186	$89,757	$93,844
Average annual yield on investments - after income taxes (2)	2.7%	3.2%	2.8%	3.2%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Lower net investment income before and after income taxes for the three and nine months ended September 30, 2020 compared to the corresponding periods in 2019 resulted largely from a lower average yield on investments, partially offset by higher average invested assets. Average annual yield on investments after income taxes for the three and nine months ended September 30, 2020 decreased compared to the corresponding periods in 2019, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

The Board of Directors declared a quarterly dividend of $0.6325 per share. The dividend will be paid on December 30, 2020 to shareholders of record on December 16, 2020.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2020.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Net premiums earned	$899,304	$915,012	$2,633,775	$2,674,034
Net investment income	32,140	36,356	100,801	105,562
Net realized investment gains (losses)	64,436	33,324	(28,458)	197,726
Other	2,894	2,603	6,810	7,203
Total revenues	998,774	987,295	2,712,928	2,984,525
Expenses:
Losses and loss adjustment expenses	618,657	680,928	1,765,627	1,967,921
Policy acquisition costs	157,365	150,929	463,604	447,971
Other operating expenses	71,859	70,341	219,519	206,250
Interest	4,262	4,257	12,786	12,779
Total expenses	852,143	906,455	2,461,536	2,634,921
Income before income taxes	146,631	80,840	251,392	349,604
Income tax expense	27,774	11,558	43,528	61,205
Net income	$118,857	$69,282	$207,864	$288,399

Basic average shares outstanding	55,358	55,355	55,358	55,349
Diluted average shares outstanding	55,358	55,366	55,358	55,360

Basic Per Share Data
Net income	$2.15	$1.25	$3.75	$5.21
Net realized investment gains (losses), net of tax	$0.92	$0.47	$(0.41)	$2.82

Diluted Per Share Data
Net income	$2.15	$1.25	$3.75	$5.21
Net realized investment gains (losses), net of tax	$0.92	$0.47	$(0.41)	$2.82

Operating Ratios-GAAP Basis
Loss ratio	68.8%	74.4%	67.0%	73.6%
Expense ratio	25.5%	24.2%	25.9%	24.5%
Combined ratio (1)	94.3%	98.6%	93.0%	98.1%

(1)	Combined ratio for the nine months ended September 30, 2020 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,344,014; $2,973,276)	$3,485,363	$3,093,275
Equity securities (cost $769,821; $648,282)	809,591	724,751
Short-term investments (cost $253,785; $494,060)	253,842	494,135
Total investments	4,548,796	4,312,161
Cash	322,129	294,398
Receivables:
Premiums	631,091	606,316
Allowance for credit losses on premiums receivable	(10,000)	(1,445)
Premiums receivable, net of allowance for credit losses	621,091	604,871
Accrued investment income	43,356	40,107
Other	10,014	6,464
Total receivables	674,461	651,442
Reinsurance recoverables	41,432	78,774
Allowance for credit losses on reinsurance recoverables	(58)	—
Reinsurance recoverables, net of allowance for credit losses	41,374	78,774
Deferred policy acquisition costs	251,462	233,166
Fixed assets, net	174,924	168,986
Operating lease right-of-use assets	41,075	44,909
Current income taxes	—	7,642
Goodwill	42,796	42,796
Other intangible assets, net	9,939	10,636
Other assets	38,832	44,247
Total assets	$6,145,788	$5,889,157
LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,941,986	$1,921,255
Unearned premiums	1,432,549	1,355,547
Notes payable	372,432	372,133
Accounts payable and accrued expenses	180,312	143,318
Operating lease liabilities	44,558	47,996
Current income taxes	6,401	—
Deferred income taxes	19,996	27,964
Other liabilities	246,722	221,442
Shareholders' equity	1,900,832	1,799,502
Total liabilities and shareholders' equity	$6,145,788	$5,889,157

OTHER INFORMATION
Common stock shares outstanding	55,358	55,358
Book value per share	$34.34	$32.51
Statutory surplus (a)	$1.64 billion	$1.54 billion
Net premiums written to surplus ratio (a)	2.21	2.42
Debt to total capital ratio (b)	16.5%	17.2%
Portfolio duration (including all short-term instruments) (a) (c)	3.2 years	3.2 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,107	1,139
Homeowners PIF	667	646
Commercial Auto PIF	37	36

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$899,304	$915,012	$2,633,775	$2,674,034
Change in net unearned premiums	43,584	68,044	82,241	161,549
Net premiums written	$942,888	$983,056	$2,716,016	$2,835,583

Incurred losses and loss adjustment expenses	$618,657	$680,928	$1,765,627	$1,967,921
Change in net loss and loss adjustment expense reserves	(71,769)	(74,558)	(42,074)	(102,811)
Paid losses and loss adjustment expenses	$546,888	$606,370	$1,723,553	$1,865,110

Net income	$118,857	$69,282	$207,864	$288,399
Less: Net realized investment gains (losses)	64,436	33,324	(28,458)	197,726
Tax on net realized investment gains (losses) (b)	13,532	6,998	(5,976)	41,522
Net realized investment gains (losses), net of tax	50,904	26,326	(22,482)	156,204
Operating income	$67,953	$42,956	$230,346	$132,195

Per diluted share:
Net income	$2.15	$1.25	$3.75	$5.21
Less: Net realized investment gains (losses), net of tax	0.92	0.47	(0.41)	2.82
Operating income	$1.23	$0.78	$4.16	$2.39

Combined ratio			93.0%	98.1%
Effect of estimated prior periods' loss development			(1.0)%	(0.4)%
Combined ratio-accident period basis			92.0%	97.7%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com